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                                                                    Exhibit 10.8




================================================================================

                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

================================================================================

                         PNC BANK, NATIONAL ASSOCIATION

                           (AS A LENDER AND AS AGENT)


                                      WITH

                              DISCOVERY TOYS, INC.

                                   (Borrower)

================================================================================


                           DATED AS OF June ___, 1999



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                                TABLE OF CONTENTS

                                                                            PAGE

I.       DEFINITIONS..........................................................1
         1.1.         Accounting Terms........................................1
         1.2.         General Terms...........................................1
         1.3.         Uniform Commercial Code Terms..........................14
         1.4.         Certain Matters of Construction........................14
         1.5.         Good Faith Obligation..................................14


II.      ADVANCES, PAYMENTS..................................................14
         2.1.         (a) Revolving Advances.................................14
                      (b) Discretionary Rights...............................15
         2.2.         Procedure for Revolving Advances Borrowing.............15
         2.3.         Disbursement of Advance Proceeds.......................15
         2.4.         Repayment of Advances..................................15
         2.5.         Repayment of Excess Advances...........................16
         2.6.         Statement of Account...................................16
         2.7.         Letters of Credit......................................17
         2.8.         Issuance of Letters of Credit..........................17
         2.9.         Requirements For Issuance of Letters of Credit.........17
         2.10.        Additional Payments....................................19
         2.11.        Manner of Borrowing and Payment........................19
         2.12.        Mandatory Prepayments..................................20
         2.13.        Defaulting Lender......................................21


III.     INTEREST AND FEES...................................................22
         3.1.         Interest...............................................22
         3.2.         Letter of Credit Fees..................................22
         3.3.         (a) Closing Fee........................................23
                      (b) Facility Fee.......................................23
         3.4.         (a) Collateral Evaluation Fee..........................23
                      (b) Collateral Monitoring Fee..........................23
         3.5.         Computation of Interest and Fees.......................23
         3.6.         Maximum Charges........................................23
         3.7.         Increased Costs........................................24
         3.8.         Capital Adequacy.......................................24
         3.9.         Change in Lending Office...............................25


IV.      COLLATERAL:  GENERAL TERMS..........................................25
         4.1.         Security Interest in the Collateral....................25
         4.2.         Perfection of Security Interest........................25
         4.3.         Disposition of Collateral..............................26
         4.4.         Preservation of Collateral.............................26
         4.5.         Ownership of Collateral................................26
         4.6.         Defense of Agent's and Lender's Interests..............27
         4.7.         Books and Records......................................27
         4.8.         Financial Disclosure...................................28
         4.9.         Compliance with Laws...................................28
         4.10.        Inspection of Premises.................................28


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         4.11.        Insurance..............................................28
         4.12.        Failure to Pay Insurance...............................29
         4.13.        Payment of Taxes.......................................29
         4.14.        Payment of Leasehold Obligations.......................30
         4.15.        Receivables............................................30
                      (a)     Nature of Receivables..........................30
                      (b)     Solvency of Customers..........................30
                      (c)     Locations of Borrower..........................30
                      (d)     Collection of Receivables......................30
                      (e)     Notification of Assignment of Receivables......31
                      (f)     Power of Agent to Act on Borrower's Behalf.....31
                      (g)     No Liability...................................31
                      (h)     Establishment of a Lockbox Account,
                              Dominion Account...............................32
                      (i)     Adjustments....................................32
         4.16.        Inventory..............................................32
         4.17.        Maintenance of Equipment...............................32
         4.18.        Exculpation of Liability...............................33
         4.19.        Environmental Matters..................................33
         4.20.        Financing Statements...................................35


V.       REPRESENTATIONS AND WARRANTIES......................................35
         5.1.         Authority..............................................35
         5.2.         Formation and Qualification............................35
         5.3.         Survival of Representations and Warranties.............36
         5.4.         Tax Returns............................................36
         5.5.         Financial Statements...................................36
         5.6.         Corporate Name.........................................36
         5.7.         O.S.H.A. and Environmental Compliance..................36
         5.8.         Solvency; No Litigation, Violation, Indebtedness
                      or Default.............................................37
         5.9.         Patents, Trademarks, Copyrights and Licenses...........38
         5.10.        Licenses and Permits...................................39
         5.11.        Default of Indebtedness................................39
         5.12.        No Default.............................................39
         5.13.        No Burdensome Restrictions.............................39
         5.14.        No Labor Disputes......................................39
         5.15.        Margin Regulations.....................................39
         5.16.        Investment Company Act.................................40
         5.17.        Disclosure.............................................40
         5.18.        Delivery of Acquisition Agreement......................40
         5.19.        Swaps .................................................40
         5.20.        Conflicting Agreements.................................40
         5.21.        Application of Certain Laws and Regulations............40
         5.22.        Business and Property of Borrower......................40
         5.23.        Year 2000..............................................41
         5.24.        Section 20 Subsidiaries................................41


VI.      AFFIRMATIVE COVENANTS...............................................41
         6.1.         Payment of Fees........................................41
         6.2.         Conduct of Business and Maintenance of
                      Existence and Assets...................................41
         6.3.         Violations.............................................42
         6.4.         Government Receivables.................................42


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         6.5.         Availability...........................................42
         6.6.         Execution of Supplemental Instruments..................42
         6.7.         Payment of Indebtedness................................42
         6.8.         Standards of Financial Statements......................42
         6.9.         Exercise of Rights.....................................42


VII.     NEGATIVE COVENANTS..................................................42
         7.1.         Merger, Consolidation, Acquisition and Sale of Assets..43
         7.2.         Creation of Liens......................................43
         7.3.         Guarantees.............................................43
         7.4.         Investments............................................43
         7.5.         Loans .................................................43
         7.6.         Capital Expenditures...................................43
         7.7.         Dividends..............................................44
         7.8.         Indebtedness...........................................44
         7.9.         Nature of Business.....................................44
         7.10.        Transactions with Affiliates...........................44
         7.11.        Leases ................................................44
         7.12.        Subsidiaries...........................................44
         7.13.        Fiscal Year and Accounting Changes.....................44
         7.14.        Pledge of Credit.......................................44
         7.15.        Amendment of Articles of Incorporation, By-Laws........45
         7.16.        Compliance with ERISA..................................45
         7.17.        Payment of Indebtedness................................45


VIII.    CONDITIONS PRECEDENT................................................45
         8.1.         Conditions to Initial Advances.........................45
                     (a)     Note............................................46
                     (b)     Filings, Registrations and Recordings...........46
                     (c)     Corporate and/or Membership Proceedings.........46
                     (d)     Organization Documents..........................46
                     (e)     Good Standing Certificates......................46
                     (f)     Legal Opinion...................................46
                     (g)     No Litigation...................................47
                     (h)     Financial Condition Certificate.................47
                     (i)     Collateral Examination..........................47
                     (j)     Fees............................................47
                     (l)     Intentionally omitted...........................47
                     (m)     Other Documents.................................47
                     (n)     Insurance.......................................47
                     (o)     Environmental Reports...........................47
                     (p)     Payment Instructions............................48
                     (q)     Blocked Accounts................................48
                     (r)     Consents........................................48
                     (s)     No Adverse Material Change......................48
                     (t)     Leasehold Agreements............................48
                     (t)     Subordinated Note Documentation.................48
                     (u)     Contract Review.................................48
                     (v)     Closing Certificate.............................48
                     (w)     Undrawn Availability............................49
                     (x)     No Labor Dispute................................49
                     (y)     Compliance with Laws............................49


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(z)      Acquisition Agreement Expenses......................................49
(aa)     Other...............................................................49
         8.2.         Conditions to Each Advance.............................49
                     (a)     Representations and Warranties..................49
                     (b)     No Default......................................49
                     (c)     Maximum Advances................................50


IX.      INFORMATION AS TO BORROWER..........................................50
         9.1.         Disclosure of Material Matters.........................50
         9.2.         Schedules..............................................50
         9.3.         Environmental Reports..................................51
         9.4.         Litigation.............................................51
         9.5.         Material Occurrences...................................51
         9.6.         Government Receivables.................................51
         9.7.         Annual Financial Statements............................51
         9.8.         Monthly Financial Statements...........................52
         9.9.         Other Reports..........................................52
         9.10.        Additional Information.................................52
         9.11.        Projected Operating Budget.............................53
         9.12.        Variances From Operating Budget........................53
         9.13.        Notice of Suits, Adverse Events........................53
         9.14.        ERISA Notices and Requests.............................53
         9.15.        Additional Documents...................................54


X.       EVENTS OF DEFAULT...................................................54


XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT..........................56
         11.1.        Rights and Remedies....................................56
         11.2.        Agent's Discretion.....................................57
         11.3.        Setoff ................................................57
         11.4.        Rights and Remedies not Exclusive......................57


XII.     WAIVERS AND JUDICIAL PROCEEDINGS....................................57
         12.1.        Waiver of Notice.......................................57
         12.2.        Delay  ................................................58
         12.3.        Jury Waiver............................................58


XIII.    EFFECTIVE DATE AND TERMINATION......................................58
         13.1.        Term ..................................................58
         13.2.        Termination............................................58


XIV.     REGARDING AGENT.....................................................59
         14.1.        Appointment............................................59
         14.2.        Nature of Duties.......................................59
         14.3.        Lack of Reliance on Agent and Resignation..............60
         14.4.        Certain Rights of Agent................................60
         14.5.        Reliance...............................................61


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         14.6.        Notice of Default......................................61
         14.7.        Indemnification........................................61
         14.8.        Agent in its Individual Capacity.......................61
         14.9.        Delivery of Documents..................................62
         14.10.       Borrower's Undertaking to Agent........................62


XV.      MISCELLANEOUS.......................................................62
         15.1.        Governing Law..........................................62
         15.2.        Entire Understanding...................................62
         15.3.        Successors and Assigns; Participations; New Lenders....64
         15.4.        Application of Payments................................66
         15.5.        Indemnity..............................................66
         15.6.        Notice ................................................67
         15.7.        Survival...............................................68
         15.8.        Severability...........................................68
         15.9.        Expenses...............................................68
         15.10.       Injunctive Relief......................................68
         15.11.       Consequential Damages..................................68
         15.12.       Captions...............................................68
         15.13.       Counterparts...........................................68
         15.14.       Construction...........................................69
         15.15.       Confidentiality; Sharing Information...................69
         15.15.       Publicity..............................................69


                                       v
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                                REVOLVING CREDIT

                                       AND

                               SECURITY AGREEMENT

         Revolving Credit and Security Agreement dated as of June __, 1999 among DISCOVERY TOYS, INC., a corporation organized under the laws of the State of California ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), the undersigned financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually, a "Lender") and PNC as agent for Lenders (PNC, in such capacity, "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, each of Borrower, Lenders and Agent hereby agree as follows:

I.       DEFINITIONS.

         1.1. ACCOUNTING TERMS. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP, PROVIDED, HOWEVER, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP applied in preparation of the audited financial statements of Borrower on a Consolidated Basis for the fiscal year ended December 31, 1998.

         1.2. GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings:

                  "ACCOUNTANTS" shall have the meaning set forth in Section 9.7 hereof.

                  "ACQUISITION AGREEMENT" shall mean the Stock Transfer Agreement, including all exhibits and schedules thereto, dated as of January 15, 1999 by and among Avon, Borrower and Discovery Toys L.L.C. as in effect on the date hereof, a copy of which has been furnished to Lender.

                  "ADVANCES" shall mean and include the Revolving Advances and Letters of Credit.

                  "ADVANCE RATES" shall have the meaning set forth in Section 2.1(a) hereof.

                  "AFFILIATE" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 20% or more of the securities having ordinary

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voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "AGENT" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "AGREEMENT" shall mean this Revolving Credit and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

                  "AUTHORITY" shall have the meaning set forth in Section
4.19(d).

                  "AVON" shall mean Avon Products, Inc.

                  "BASE RATE" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

                  "BLOCKED ACCOUNTS" shall have the meaning set forth in Section 4.15(h).

                  "BORROWER" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

                  "BORROWER'S ACCOUNT" shall have the meaning set forth in
Section 2.6.

                  "BORROWER ON A CONSOLIDATED BASIS" shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrower and its consolidated Subsidiaries.

                  "BUSINESS DAY" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.ss.9601 ET SEQ.

                  "CHANGE OF OWNERSHIP" shall mean (a) any transfer (whether in one or more transactions) of ownership of more than 50% of the common stock of Borrower held directly or indirectly by the Original Owner (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of Borrower held directly or indirectly by the Original Owner is convertible or for which any such shares of the capital stock of Borrower or of any other Person may be exchanged and any shares of common stock


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issuable to such Original Owner upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owner) to a Person who is not an Original Owner or (b) any merger, consolidation or sale of all or substantially all of the property or assets of Borrower.

                  "CHARGES" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral or Borrower.

                  "CLOSING DATE" shall mean June ____, 1999 or such other date as may be agreed to by the parties hereto.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

                  "COLLATERAL" shall mean and include:

                           (a)      all Receivables;

                           (b)      all Equipment;

                           (c)      all General Intangibles;

                           (d)      all Inventory;

                           (e)      all Investment Property;

                           (f)      all Subsidiary Stock;

                           (g)      all of Borrower's right, title and interest
in and to (i) its respective goods and other property including, but not limited to all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement


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of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

                           (h)      all of Borrower's ledger sheets, ledger
cards, files, correspondence, records, books of account, business papers, computers, computer software (whether owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a),
(b), (c), (d), (e), (f) or (g) of this Paragraph; and

                           (i)      all proceeds and products of (a), (b), (c),
(d), (e), (f), (g), or (h) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

                  "COMMITMENT PERCENTAGE" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

                  "COMMITMENT TRANSFER SUPPLEMENT" shall mean a document in the form of EXHIBIT 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

                  "CONSENTS" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

                  "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Subsections 414 (b) and (c) of the Code.

                  "CUSTOMER" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

                  "DEFAULT" shall mean an event which, with the giving of notice or passage of time, or both, or satisfaction of any other condition, would constitute an Event of Default.

                  "DEFAULT RATE" shall have the meaning set forth in Section 3.1 hereof.



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                  "DEFAULTING LENDER" shall have the meaning set forth in
Section 2.13(a) hereof.

                  "DEPOSITORY ACCOUNTS" shall have the meaning set forth in
Section 4.15(h) hereof.

                  "DOCUMENTS" shall have the meaning set forth in Section 8.1(c) hereof.

                  "DOLLARS" and the sign "$" shall mean lawful money of the United States of America.

                  "EARLY TERMINATION DATE" shall have the meaning set forth in
Section 13.1 hereof.

                  "ELIGIBLE INVENTORY" shall mean and include finished goods and raw materials Inventory of Borrower, valued at the lower of cost or market, determined on a first-in-first-out basis, which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including, without limitation, whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and whether the Inventory conforms to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof.

                  "ELIGIBLE RECEIVABLES" shall mean and include each Receivable of Borrower arising in the ordinary course of Borrower's business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien, and is evidenced by an invoice, bill of lading or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

                  (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

                  (b) it is due or unpaid more than (i) ninety (90) days after the original due date or (ii) one hundred twenty (120) days after the original invoice date;

                  (c) fifty (50%) or more of the Receivables from the applicable Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's sole discretion, be increased or decreased from time to time;

                  (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

                  (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal


                                       5
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bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

                  (f) the sale is to a Customer outside the United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

                  (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

                  (h) the Customer is the United States of America or any department, agency or instrumentality thereof, unless Borrower effectuates an assignment of its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 ET SEQ. and 41 U.S.C. Sub-Section 15 ET SEQ.) or has otherwise complied with other applicable statutes or ordinances;

                  (i) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

                  (j) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim; the Customer is also a creditor or supplier of Borrower or the obligation of the Customer to pay or the Receivable is contingent in any respect or for any reason;

                  (k) Borrower has made any agreement with a Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

                  (l) shipment of the merchandise or the rendition of services has not been completed;

                  (m) any return, rejection or repossession of the merchandise has occurred;

                  (n)      such Receivable is not payable to Borrower; or

                  (o) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

                  "ENVIRONMENTAL COMPLAINT" shall have the meaning set forth in
Section 4.19(d) hereof.



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                  "ENVIRONMENTAL LAWS" shall mean all federal, state and local laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the legally binding rules, regulations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

                  "EPA" shall mean the United States Environmental Protection Agency.

                  "EQUIPMENT" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT OF DEFAULT" shall mean the occurrence and continuance of any of the events set forth in Article X hereof (after giving effect to requirements for giving of notice, lapse of time or other conditions contained therein).

                  "FEDERAL FUNDS RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three Federal funds brokers of recognized standing selected by PNC.

                  "FORMULA AMOUNT" shall have the meaning set forth in Section 2.1(a).

                  "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

                  "GENERAL INTANGIBLES" shall mean and include all of Borrower's general intangibles, whether now owned or hereafter acquired including, without limitation, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "GOVERNMENTAL BODY" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

                  "HAZARDOUS DISCHARGE" shall have the meaning set forth in
Section 4.19(d) hereof.

                  "HAZARDOUS SUBSTANCE" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, ET SEQ.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

                  "HAZARDOUS WASTES" shall mean all hazardous waste defined as such under RCRA or applicable equivalent or similar state law.

                  "INDEBTEDNESS" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as indebtedness for borrowed money and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations in respect of borrowed money of such Person whether direct or guaranteed, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

                  "INELIGIBLE SECURITY" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  "INVENTORY" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "INVENTORY ADVANCE RATE" shall have the meaning set forth in
Section 2.1(a)(y)(ii) hereof.

                  "INVESTMENT PROPERTY" shall mean and include all of Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

                  "ISSUER" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

                  "LENDER AND "LENDERS" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which is a transferee, successor or assign of any Lender.

                  "LETTER OF CREDIT FEES" shall have the meaning set forth in
Section 3.2 hereof.

                  "LETTERS OF CREDIT" shall have the meaning set forth in
Section 2.7 hereof.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of Borrower, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof,
(c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

                  "MAXIMUM LOAN AMOUNT" shall mean $5,000,000.

                  "MAXIMUM REVOLVING ADVANCE AMOUNT" shall mean $5,000,000.

                  "MINIMUM LOAN" shall mean $1,250,000.

                  "MULTIEMPLOYER PLAN" shall mean a Plan that is a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

                  "NOTE" shall mean the Revolving Credit Note.

                  "OBLIGATIONS" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post filing or post petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument of Borrower's Indebtedness and/or liabilities to Agent or Lenders under this Agreement and the Other Documents whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and Borrower and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses in connection with the Indebtedness incurred in connection with this Agreement and all obligations of Borrower to Agent or Lenders to perform acts or refrain from taking any action in connection with the Indebtedness incurred in connection with this Agreement.

                  "OPERATING BUDGET" shall have the meaning set forth in Section
9.11 hereof.

                  "ORIGINAL OWNER" shall mean McGuggan L.L.C.

                  "OSHA" shall mean the Occupational Safety and Health Act of 1970 as amended from time to time.

                  "OTHER DOCUMENTS" shall mean the Note and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

                  "PARENT" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

                  "PARTICIPANT" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                  "PAYMENT OFFICE" shall mean initially Two Tower Center Boulevard East, Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower to be the Payment Office.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "PERMITTED ENCUMBRANCES" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; PROVIDED, THAT, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Intentionally Omitted; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, performance, customs, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower; (g) Liens placed upon fixed assets (and proceeds thereof) hereafter acquired to secure all or a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.6; (h) other Liens incidental to the conduct of Borrower's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent's or Lenders' rights in and to the Collateral or the value of Borrower's property or assets or which do not materially impair the use thereof in the operation of Borrower's business; (i) Liens disclosed on SCHEDULE 1.2; and (j) easements, rights-of-way, restrictions and other similar encumbrances which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Borrower.

                  "PERSON" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, limited liability company, a trust, an unincorporated association, a joint venture, a Governmental Body or any other entity of whatever nature.

                  "PLAN" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

                  "PNC" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

                  "PRO FORMA BALANCE SHEET" shall have the meaning set forth in
Section 5.5(a) hereof.

                  "PRO FORMA FINANCIAL STATEMENTS" shall have the meaning set forth in Section 5.5(b) hereof.

                  "PURCHASING LENDER" shall have the meaning set forth in
Section 15.3 hereof.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss.6901 ET SEQ., as same may be amended from time to time.

                  "REAL PROPERTY" shall mean all of Borrower's rights, title and interest in and to its owned and leased premises identified on Schedule 4.19 hereto.

                  "RECEIVABLES" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness between Borrower and its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

                  "RECEIVABLES ADVANCE RATE" shall have the meaning set forth in
Section 2.1(a)(y)(i) hereof.

                  "RELEASE" shall have the meaning set forth in Section 5.7(c)(i) hereof.

                  "REPORTABLE EVENT" shall mean a reportable event described in
Section 4043(b) of ERISA other than those events for which the thirty (30) day notice period is waived.

                  "REQUIRED LENDERS" shall mean Lenders holding at least fifty-one percent (51%) of the Advances, or if no Advances are outstanding, Lenders with Commitment Percentages which aggregate at least 51%.

                  "REVOLVING ADVANCES" shall mean Advances other than Letters of Credit.

                  "REVOLVING CREDIT NOTE" shall mean the promissory note referred to in Section 2.1(a) hereof.

                  "REVOLVING INTEREST RATE" shall mean an interest rate per annum equal to the sum of the Alternate Base Rate plus one and one-half of one percent (1 1/2%).

                  "SECTION 20 SUBSIDIARY" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  "SETTLEMENT DATE" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

                  "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SUBORDINATED LOAN" shall mean the loan evidenced by the Subordinated Note.

                  "SUBORDINATED NOTE" shall mean the subordinated promissory note issued by Borrower in favor of Avon dated January 15, 1999 in the principal sum of $3,500,000.

                  "SUBSIDIARY" of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "SUBSIDIARY STOCK" shall mean all of the issued and outstanding shares of stock owned by Borrower or any Subsidiary of Borrower of any Subsidiary of Borrower.

                  "TERM" shall mean the Closing Date through May 31, 2002, as same may be extended in accordance with the provisions of Section 13.1 hereof.

                  "TERMINATION EVENT" shall mean (i) a Reportable Event with respect to any Single Employer Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Single Employer Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Single Employer Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Single Employer Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

                  "TRANSFEREE" shall have the meaning set forth in Section 15.3(b) hereof.

                  "UNDRAWN AVAILABILITY" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, MINUS (b) the sum of (i) the outstanding amount of Advances, PLUS (ii) all amounts due and owing to Borrower's trade creditors which are more than sixty (60) days past their due date, PLUS (iii) fees and expenses for which Borrower is liable but which have not been charged to Borrower's Account, plus (c) cash on hand at the Borrower.

                  "WEEK" shall mean the time period commencing the opening of business on a Wednesday and ending on the end of business the following Tuesday.

         1.3. UNIFORM COMMERCIAL CODE TERMS. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein on the date hereon unless otherwise defined herein.

         1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Other Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

         1.5. GOOD FAITH OBLIGATION. The exercise of Agent's and each Lender's "judgment", "discretion" or "opinion", as those terms are herein used, shall be done in good faith, in a commercially reasonable manner as Agent or such Lender deems appropriate in the then circumstances based upon such credit (financial or otherwise), collateral and like considerations as Agent or such Lender deems relevant.

II.      ADVANCES, PAYMENTS.

         2.1.     (a)      REVOLVING ADVANCES. Subject to the terms and
conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrower in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit or (y) an amount equal to the sum of:

                           (i)      up to 85%, subject to the provisions of
                  Section 2.1(b) hereof ("Receivables Advance Rate"), of Eligible Receivables, PLUS

                           (ii)     55%, subject to the provisions of
                  Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") in the aggregate at any time, PLUS

                           (iii) the product of the aggregate amount of outstanding documentary Letters of Credit times the Inventory Advance Rate MINUS


                           (iv) the aggregate amount of outstanding Letters of Credit, MINUS

                           (v) such reserves as Agent may reasonably deem proper and necessary from time to time.

         The amount derived from (x) the sum of Sections 2.1(a)(y)(i) (ii) and
(iii) MINUS (y) Section 2.1(a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as EXHIBIT 2.1(A).

                  (b) DISCRETIONARY RIGHTS. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion; PROVIDED, HOWEVER, Agent shall decrease Advance Rates (i) with respect to Receivables only upon a material increase in dilution thereof and (ii) with respect to Inventory only upon a material change in the components of the product mix. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower. Agent shall give Borrower five
(5) days prior written notice of its intention to decrease the Advance Rates.

         2.2.     PROCEDURE FOR REVOLVING ADVANCES BORROWING.

                  (a) Borrower may notify Agent prior to 11:00 a.m. on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

         2.3. DISBURSEMENT OF ADVANCE PROCEEDS. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions of this Agreement. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to Borrower on the day so requested by way of credit to Borrower's operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.4.     REPAYMENT OF ADVANCES.

                  (a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.

                  (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by

Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after the Business Day Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in Section 2.2 hereof.

                  (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any Other Documents without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

         2.5. REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Revolving Advances outstanding at any time in excess of the maximum amount of Revolving Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred. The maximum aggregate balance of Advances permitted to be outstanding at any time shall not exceed the lesser of
(a) Maximum Revolving Advance Amount or (b) Formula Amount.

         2.6. STATEMENT OF ACCOUNT. Agent shall maintain, in accordance with its customary procedures, a loan account (Borrower's Account) in the name of Borrower in which shall be recorded the date and amount of each Advance made by Lenders and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. For each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within forty-five (45) days after such statement is received by Borrower. The records of Agent with respect to the loan account shall be PRIMA FACIE evidence of the amounts of Advances and other charges thereto and of payments applicable thereto.

         2.7. LETTERS OF CREDIT. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of documentary and standby letters of credit ("Letters of Credit") on behalf of Borrower; PROVIDED, HOWEVER, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances PLUS (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. The maximum amount of outstanding Letters of Credit shall not exceed $2,000,000 in the aggregate at any time. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest.

         2.8.     ISSUANCE OF LETTERS OF CREDIT.

                  (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

         2.9.     REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.

                  (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct.

                  (b) Borrower shall authorize and direct any Issuer to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority, (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading;
(iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of the Maximum Revolving Advance Amount less outstanding Letters of Credit or the Formula Amount less outstanding Letters of Credit, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

         2.10. ADDITIONAL PAYMENTS. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, Borrower's obligations under Sections 4.2, 4.4, 4.12,

4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

         2.11.    MANNER OF BORROWING AND PAYMENT.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 P.M., New York time, in Dollars and in immediately available funds.

                  (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentage of Lenders.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.11(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances made by Agent. On or before 1:00 P.M., New York time, on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii) Each Lender shall be entitled to earn interest
at the Revolving Interest Rate on outstanding Revolving Advances which it has funded.

                           (iii) Promptly following each Settlement Date, Agent
shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or any Participant (a "benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including, without limitation rights of set-off) with respect to such portion as fully as if Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

         2.12.    MANDATORY PREPAYMENTS.

                  When Borrower sells or otherwise disposes of any Collateral (other than (i) Inventory in the ordinary course of business or (ii) as permitted under Sections 4.3 and 7.1 hereof) Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other disposition and reasonable reserves for taxes (an amount equal to such reserves for taxes to be applied to Revolving Advances), such repayments to be made promptly but in no event more than three
(3) Business Days following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the remaining Advances in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof.

         2.13.    DEFAULTING LENDER.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.13 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.13, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.13 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

III.     INTEREST AND FEES.

         3.1. INTEREST. Interest on Advances shall be payable in arrears on the first day of each month. Interest charges shall be computed on the greater of
(x) the Minimum Loan Amount or (y) the actual principal of Advances outstanding during the month at a rate per annum equal to the Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Alternate

Base Rate is increased or decreased, the Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the Revolving Interest Rate plus two percent (2%) per annum (the "Default Rate").

         3.2. LETTER OF CREDIT FEES. Borrower shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by one and one-half percent (1.50%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the last day of the Term and (y) to the Issuer, any and all fees and expenses as agreed upon by the Issuer and the Borrower in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Upon and after the occurrence of an Event of Default, and during the continuation thereof, all Letter of Credit Fees shall be payable on demand at a rate equal to three and one-half percent (3.5%) per annum times the average daily face amount of each outstanding Letter of Credit.

On demand following the occurrence and during the continuance of an Event of Default, Borrower will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

         3.3. (a) CLOSING FEE. Upon the execution of this Agreement, Borrower shall pay to Agent for the ratable benefit of Lenders a closing fee of $75,000 less that portion of commitment fee of $25,000 and the deposit fee of $20,000 each heretofore paid by Borrower to Agent remaining after application of such fees to expenses.

                  (b) FACILITY FEE. If, for any quarter during the Term, the average daily unpaid balance of the Advances for each day of such quarter does not equal $3,000,000, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one-half of one percent (.50%) per annum on the amount by which $3,000,000 exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the last day of each quarter.

         3.4. (a) COLLATERAL EVALUATION FEE. Borrower shall pay Agent a collateral evaluation fee equal to $2,000 per month commencing on the first day of the month following the Closing Date and on the first day of each month thereafter during the Term, subject to termination of this Agreement pursuant to the terms hereof and satisfaction in full of all Obligations. The collateral evaluation fee shall be deemed earned in full on the date when same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

                  (b) COLLATERAL MONITORING FEE. Borrower shall pay to Agent on the first day of each month following any month in which Agent performs any collateral monitoring - namely any field examination, collateral analysis or other business analysis, the need for which is to be determined by Agent and which monitoring is undertaken by Agent or for Agent's benefit - a collateral monitoring fee in an amount equal to $675 per day for each person (other than Agent's management personnel) employed to perform such monitoring and in an amount equal to $675 per day for each manager of Agent performing such monitoring, plus all reasonable costs and disbursements incurred by Agent in the performance of such examination or analysis.

         3.5. COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

         3.6. MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final nonappealable determination, deem applicable hereto. In the event that a court determines that Agent or any Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.7. INCREASED COSTS. In the event that any change in any applicable law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax or any political subdivision or taxing authority thereof or therein and the Agent or Lender (other than a connection arising solely from the Agent or such Lender having executed, delivered, or performed its obligations or received a payment under, or enforce, this Agreement or the Other Documents);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender any other condition with respect to this Agreement or any Other Documents;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

         3.8.     CAPITAL ADEQUACY.

                  (a) In the event that Agent or any Lender shall have determined that any change in applicable law, rule, regulation or guideline regarding capital adequacy or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such change (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

         3.9. CHANGE IN LENDING OFFICE. Upon the occurrence of any event giving rise to the operation of Sections, 3.7 and 3.8, each Lender will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office for Advances affected by such event or take other reasonable actions with the object of avoiding or minimizing the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory loss or disadvantage.

IV.      COLLATERAL: GENERAL TERMS

         4.1. SECURITY INTEREST IN THE COLLATERAL. To secure the prompt payment and performance to Agent and each Lender of the Obligations, Borrower hereby assigns, pledges and grants to Agent for the benefit of Agent and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2. PERFECTION OF SECURITY INTEREST. Borrower shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords' or mortgagees' lien waivers,
(iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the Uniform Commercial Code or other applicable law. Agent is hereby authorized to file financing statements in furtherance of the Agreement signed by Agent instead of Borrower in accordance with Section 9-402(2) of the Uniform Commercial Code as adopted in the State of New York. All charges, reasonable expenses and reasonable fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's account as a Revolving Advance and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3. DISPOSITION OF COLLATERAL. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $150,000 and only to the extent that (i) the net proceeds of any such disposition are used to acquire replacement Equipment which is subject to Agent's first priority security interest.

         4.4. PRESERVATION OF COLLATERAL. Following the occurrence of an Event of Default and the demand by Agent for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 11.1 hereof,
Agent: (a) may at any time take such reasonable steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all reasonable acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any of Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and
(e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations.

         4.5. OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest (except for those Liens contained in clause (g) of the definition of Permitted Encumbrances) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on SCHEDULE 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except
(i) with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof or (ii) to other locations set forth on SCHEDULE 4.5 after ten (10) days notice to Agent.

         4.6. DEFENSE OF AGENT'S AND LENDER'S INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Borrower shall, and Agent may, after the occurrence and during the continuance of an Event of Default, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7. BOOKS AND RECORDS. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants, as shall then be regularly engaged by Borrower.

         4.8. FINANCIAL DISCLOSURE. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term, with prior notice given to Borrower, to exhibit and deliver to Agent copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and each Lender shall be required to take all reasonable actions to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9. COMPLIANCE WITH LAWS. Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect

Agent's Lien on or in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10. INSPECTION OF PREMISES. At all reasonable times Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent may enter upon Borrower's premises at any time during business hours, and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

         4.11. INSURANCE. Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall (a) keep all its insurable properties and properties in which Borrower has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (b), and (c) above, and providing (A) all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), and (b), and (c) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Agent, on demand.

         4.12. FAILURE TO PAY INSURANCE. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower's Account therefor and such expenses so paid shall be part of the Obligations.

         4.13. PAYMENT OF TAXES. Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes unless failure to pay could not reasonably be expected to have a Material Adverse Effect on Borrower. If any Charge by any governmental authority is or may be imposed on or as a result of any transaction between Borrower, Agent and Lenders which Agent or any Lender may be required to withhold or pay or if any Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which would create a valid Lien on the Collateral (other than a Permitted Encumbrance), Agent may without notice to Borrower, pay the Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any Charges to the extent that Borrower has contested or disputed those Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related Lien is stayed and sufficient reserves are established in accordance with GAAP to protect Agent's security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section
4.13 shall be charged to the Borrower's account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14. PAYMENT OF LEASEHOLD OBLIGATIONS. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so unless failure to pay could not reasonably be expected to have a Material Adverse Effect on Borrower.

         4.15.    RECEIVABLES.

                  (a) NATURE OF RECEIVABLES. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

                  (b) SOLVENCY OF CUSTOMERS. Each Customer, to Borrower's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of Borrower who are not solvent Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) LOCATIONS OF BORROWER. Borrower's chief executive office is located at 6400 Brisa Street, Livermore, California 94550. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) COLLECTION OF RECEIVABLES. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and continuance of an Event of Default), Borrower will, at Borrower's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with Borrower's funds or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, or in the alternative at Agent's request, the Blocked Account or the Depository Accounts in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) NOTIFICATION OF ASSIGNMENT OF RECEIVABLES. At any time following the occurrence and continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations.

                  (f) POWER OF AGENT TO ACT ON BORROWER'S BEHALF. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed to the extent permitted by law. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power (A) at any time (i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same and (v) to do all other acts and things necessary to carry out this Agreement other than as provided for in subclause (B) below; and (B) following the occurrence and during the continuance of an Event of Default: (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables;
(v) to settle, adjust or compromise any legal proceedings brought to collect

Receivables; (vi) to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; and (vii) to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate.

                  (g) NO LIABILITY. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and during the continuance of an Event of Default and with prior notice to Borrower, Agent may, without consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

                  (h) ESTABLISHMENT OF A LOCKBOX ACCOUNT, DOMINION ACCOUNT. All proceeds of Collateral shall, at the direction of Agent, be deposited by Borrower into a lockbox account, dominion account or such other blocked account ("Blocked Accounts") as Agent may require pursuant to an arrangement with such bank as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such bank an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such "Blocked Account" shall immediately become the property of Agent and Borrower shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for any Blocked Account arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.

                  (i) ADJUSTMENTS. Borrower will not, without Required Lenders' consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any material additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

         4.16. INVENTORY. All Inventory has been, and will be, produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

         4.17. MAINTENANCE OF EQUIPMENT. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made in each case unless Borrower has determined not to do so in accordance with the exercise of reasonable business judgment. Borrower shall not use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation where such violation could reasonably be expected to have a Material Adverse Effect. Borrower shall have the right to sell Equipment to the extent set forth in
Section 4.3 hereof.

         4.18. EXCULPATION OF LIABILITY. Except as specifically provided in this Agreement, nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof other than its willful misconduct or gross (not mere) negligence. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

         4.19. ENVIRONMENTAL MATTERS. (a) Borrower shall conduct its operations at the Real Property in compliance in all material respects with all applicable Environmental Laws and shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities.

                  (b) Borrower shall establish and maintain a system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrower shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance in all material respects with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property in compliance in all material respects with RCRA and any other applicable Environmental Laws. To the extent required under RCRA or any other applicable Environmental Laws, Borrower shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrower in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

                  (d) In the event Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then Borrower shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

                  (e) Borrower shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrower shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent's security interest in the Real Property and the Collateral.

                  (f) Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to reasonably safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint as required under applicable Environmental Laws or Borrower shall fail to comply with any other material requirements of any applicable Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in Collateral, with prior or simultaneous notice to Borrower:
(A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrower, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and Borrower.

                  (g) In the event that the Agent reasonably concludes that a Hazardous Discharge that would have a Material Adverse Effect has occurred, promptly upon the written request of Agent, Borrower shall provide Agent, at Borrower's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Borrower to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

                  (h) Borrower shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including reasonable attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge or the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expenses is attributable to any Hazardous Discharge or other event or condition resulting from or related to actions or omissions on the part of Agent or any Lender. Borrower's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                  (i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of Borrower's right, title and interest in and to its owned and leased premises.

         4.20. FINANCING STATEMENTS. Except as respects the financing statements filed by Agent and the financing statements described on SCHEDULE 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.


V.       REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

         5.1. AUTHORITY. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, of other material instrument to which Borrower or its property is a party or by which it may be bound.

         5.2. FORMATION AND QUALIFICATION. (a) Borrower is duly incorporated and in good standing under the laws of the state of California and is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2 which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has delivered to Agent true and complete copies of its certificate of incorporation and by-laws and will promptly notify Agent of any amendment or changes thereto.

                  (b) The only Subsidiaries of Borrower are listed on
SCHEDULE 5.2.

         5.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true in all material respects at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

         5.4. TAX RETURNS. Borrower's federal tax identification number is set forth on SCHEDULE 5.4. Borrower has filed all material federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

         5.5. FINANCIAL STATEMENTS. The consolidated balance sheet of Borrower and such other Persons described therein as of February 28, 1999, and which has been delivered to Agent, has been prepared in accordance with GAAP, consistently applied and present fairly the financial position of Borrower and its Subsidiary at such date and the results of their operations for such period. Since February 28, 1999 there has been no change in the condition, financial or otherwise, of Borrower and its Subsidiary as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiary, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         5.6. CORPORATE NAME. Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name except as set forth on SCHEDULE 5.6, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.7.     O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

                  (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, RCRA and all other applicable Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations except as could not reasonably be expected to have a Material Adverse Effect.

                  (b) Borrower has been issued all required federal, state and local licenses, certificates or permits required under all applicable Environmental Laws the failure to obtain which could reasonably be expected to have a Material Adverse Effect.

                  (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower, except as could not reasonably be expected to have a Material Adverse Effect; (ii) there are no underground storage tanks regulated under any applicable Environmental Laws or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; (iii) to Borrower's knowledge neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste in violation of any applicable Environmental Laws; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, except for such amounts or concentration that would not result in liability under any applicable Environmental Laws, and excepting such quantities as are handled in accordance with all applicable Environmental Laws and which are reasonably needed for the operation of the commercial business of Borrower or of its tenants.

         5.8.     SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

                  (a) Borrower is solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) Borrower will be able to pay its obligations as they become due and Borrower will not have unreasonably small capital in order to carry on its business.

                  (b) Except as disclosed in SCHEDULE 5.8(B), Borrower has no
(i) pending or threatened litigation, arbitration, actions or proceedings which could reasonably be expected to have a Material Adverse Effect on Borrower, and
(ii) Indebtedness other than the Obligations and other Indebtedness permitted by Sections 7.3 and 7.8.

                  (c) Borrower is not in violation of any applicable statute, regulation or ordinance nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal, which violation could reasonably be expected to have a Material Adverse Effect on Borrower.

                  (d) (i) No Single Employer Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, which remains outstanding or which would reasonably be expected to have a Material Adverse Effect, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, except where the failure to obtain such determination could not reasonably be expected to have a Material Adverse Effect, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, which could reasonably be expected to have a Material Adverse Effect, (iv) no Single Employer Plan has been terminated by the Plan Administrator thereof during the five year period prior to the date hereof which could reasonably be expected to have a Material Adverse Effect, and no Single Employer Plan or Multiemployer Plan has been terminated by the PBGC during the five year period prior to the date hereof and there is no occurrence which would cause the PBGC to institute proceedings to terminate any Single Employer or Multiemployer Plan, (v) at this time, the current value of the assets of each Single Employer Plan exceeds the present value of the accrued benefits of such Single Employer Plan, except where the failure to do so does not have a Material Adverse Effect, (vi) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability which would reasonably be expected to have a Material Adverse Effect, (vii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code, which could reasonably be expected to have a Material Adverse Effect, (viii) there exists no event with respect to any Single Employer Plan or Multiemployer Plan described in Section 4043(b) of ERISA, for which the thirty
(30) day notice period contained in 29 CFR ss.2615.3 has not been waived, (ix) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, where such fiduciary responsibility could reasonably be expected to have a Material Adverse Effect, (x) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980, (xi) each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, and (xii) as of the Closing Date, neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto.

         5.9. PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower are set forth on SCHEDULE 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the material intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in SCHEDULE 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by Borrower, Borrower is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on SCHEDULE 5.9 hereto.

         5.10. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.10, Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have a Material Adverse Effect.

         5.11. DEFAULT OF INDEBTEDNESS. Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.12. NO DEFAULT. Borrower is not in default in the payment or performance of any of its contractual obligations and no Default has occurred which could reasonably be expected to have a Material Adverse Effect on Borrower.

         5.13. NO BURDENSOME RESTRICTIONS. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.14. NO LABOR DISPUTES. Borrower is not involved in any labor dispute, there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 5.14 hereto.

         5.15. MARGIN REGULATIONS. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.16. INVESTMENT COMPANY ACT. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

         5.17. DISCLOSURE. No representation or warranty made by Borrower in this Agreement, or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading when considered in light of all disclosures made about Borrower and its businesses. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on Borrower.

         5.18. DELIVERY OF ACQUISITION AGREEMENT. Agent has received complete copies of the Acquisition Agreement (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, except as set forth in the documents delivered to Agent nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.

         5.19. SWAPS. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.20. CONFLICTING AGREEMENTS. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.21. APPLICATION OF CERTAIN LAWS AND REGULATIONS. Borrower is not subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.22. BUSINESS AND PROPERTY OF BORROWER. Upon and after the Closing Date, Borrower does not propose to engage in any business other than the business currently conducted by Borrower and activities necessary to conduct the foregoing. On the Closing Date, Borrower will own or have the right to use all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

         5.23. YEAR 2000. Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Borrower or its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not have a Material Adverse Effect on Borrower.

         5.24. SECTION 20 SUBSIDIARIES. Borrower does not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

VI.      AFFIRMATIVE COVENANTS.

         Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1. PAYMENT OF FEES. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

         6.2.     CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS.
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all material licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral unless the failure to operate, maintain or take such action would reasonably be expected to have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

         6.3. VIOLATIONS. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect.

         6.4. GOVERNMENT RECEIVABLES. Take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and the United States, any state or any department, agency or instrumentality of any of them.

         6.5. AVAILABILITY. Maintain at all times an Undrawn Availability of at least $2,000,000.

         6.6. EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

         6.7. PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.8. STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, as to those to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.9. EXERCISE OF RIGHTS. Enforce all of its material rights under the Acquisition Agreement and the documents executed in connection therewith including, but not limited to, all indemnification rights and pursue all material remedies available to it with diligence and in good faith in connection with the enforcement of any such rights.

VII.     NEGATIVE COVENANTS.

         Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1.     MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except in the ordinary course of its business, or as permitted under Section 4.3 hereof.

         7.2. CREATION OF LIENS. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on SCHEDULE 7.3 and (b) the endorsement of checks in the ordinary course of business.

         7.4. INVESTMENTS. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof; (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating); (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency; and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         7.5. LOANS. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $10,000 at any time outstanding.

         7.6. CAPITAL EXPENDITURES. Contract for, purchase or make any expenditure or commitments for fixed or capital assets (including capitalized leases) in any fiscal year in an amount in excess of $500,000; PROVIDED, HOWEVER, that during the fiscal year ending December 31, 1999, an additional $900,000 may be expended by Borrower for fixed or capital assets to be used by Borrower to address the Year 2000 Problem.

         7.7. DIVIDENDS. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

         7.8. INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness incurred for capital expenditures permitted under
Section 7.6 hereof; and (iii) other Indebtedness having a principal amount not in excess of $50,000 at any time.

         7.9. NATURE OF BUSINESS. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted herein purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10. TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions contemplated by the Agreement for Management Consulting Services as of January 15, 1999 among Borrower, William S. Walsh and McGuggon L.L.C. and transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11. LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $850,000 in any one fiscal year.

         7.12.    SUBSIDIARIES.

                  (a) Form any Subsidiary.

                  (b) Enter into any partnership, joint venture or similar arrangement.

         7.13. FISCAL YEAR AND ACCOUNTING CHANGES. Change its fiscal year end to be any day other than December 31 or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

         7.14. PLEDGE OF CREDIT. Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

         7.15. AMENDMENT OF ARTICLES OF INCORPORATION, BY-LAWS. Amend, modify or waive any material term or material provision of its Articles of Incorporation or By-Laws unless required by law, or which would materially and adversely affect Agent or any Lender or violate any other provision of this Agreement.

         7.16. COMPLIANCE WITH ERISA. (i) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code which would reasonably be expected to have a Material Adverse Effect, (ii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, which would reasonably be expected to have a Material Adverse Effect,
(iii) terminate, or permit any member of the Controlled Group to terminate any Single Employer Plan or Multiemployer Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Plan or Multiemployer Plan not disclosed on Schedule 5.8(d), which obligation could reasonably be expected to have a Material Adverse Effect, (v) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vi) fail promptly to notify Lender of the occurrence of any Termination Event, where the failure to notify could reasonably be expected to have a Material Adverse Effect, (vii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan where such failure could reasonably be expected to have a Material Adverse Effect, (viii) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan or Multiemployer Plan.

         7.17.    PAYMENT OF INDEBTEDNESS. At any time, directly or indirectly,
(a) prepay any Indebtedness (other than to any Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of Borrower or (b) make any payments to Seller under the Acquisition Agreement unless no Default or Event of Default shall occur or will occur at the time of and after giving effect to such payment.

VIII.    CONDITIONS PRECEDENT.

         8.1. CONDITIONS TO INITIAL ADVANCES. The agreement of Lenders to make the initial Revolving Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) NOTE. Agent shall have received the Note duly executed and delivered by an authorized officer of Borrower;

                  (b) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) CORPORATE PROCEEDINGS. (i) Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and the Other Documents (collectively the "Documents") and (ii) the granting by Borrower of the Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) ORGANIZATION DOCUMENTS. (i) Agent shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, issued by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for Borrower dated not more than 30 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation or formation, as applicable and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

                  (f) LEGAL OPINION. Agent shall have received the executed legal opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Note and related agreements as Agent may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

                  (g) NO LITIGATION. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower in connection with the Documents or any of the Transactions and which if adversely determined could reasonably be expected to have a Material Adverse Effect and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (h) FINANCIAL CONDITION CERTIFICATE. Agent shall have received an executed Financial Condition Certificate in the form of EXHIBIT 8.1(H) hereof.

                  (i) COLLATERAL EXAMINATION. Agent shall have completed Collateral examinations, (including an asset based field examination) and received appraisals, the results of which shall be satisfactory in form and substance and shall include satisfactory valuations to Agent, of the Receivables, Inventory, General Intangibles and Equipment of Borrower and all books and records in connection therewith;

                  (j) FEES. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Article III hereof;

                  (k) Intentionally omitted.

                  (l) OTHER DOCUMENTS. Agent shall have received final executed copies of the Acquisition Agreement and all related agreements, documents and instruments as in effect on the Closing Date and all Other Documents, each in form and substance satisfactory to Agent;

                  (m) INSURANCE. Agent shall have received in form and substance satisfactory to Agent and with coverages satisfactory to Agent, certificates evidencing casualty insurance coverage, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and certificates evidencing Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured;

                  (n) ENVIRONMENTAL REPORTS. Agent shall have received all environmental studies, reports and assessments prepared by independent environmental engineering firms of all Real Property and improvements thereon, prepared on behalf of or in the possession of Borrower, the results of which shall be satisfactory to Agent in its sole discretion;

                  (o) PAYMENT INSTRUCTIONS. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (p) BLOCKED ACCOUNTS. Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral;

                  (q) CONSENTS. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (r) NO ADVERSE MATERIAL CHANGE. (i) Since February 28, 1999, there shall not have occurred (x) any material adverse change in the condition, financial or otherwise, operations, properties or prospects of Borrower, (y) any material damage or destruction to any of the Collateral nor any material depreciation in the value thereof and (z) any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of Borrower and (ii) no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                  (s) LEASEHOLD AGREEMENTS. Agent shall have either received landlord, mortgagee or warehouseman agreements satisfactory to Agent with respect to all premises leased by Borrower at which Inventory is located or instituted sufficient reserves against availability under Section 2.1 hereof with respect to rental payments due to landlords thereunder;



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

                  (t) SUBORDINATED NOTE DOCUMENTATION Agent shall have received final executed copies of the Subordinated Note Documentation.

                  (u) CONTRACT REVIEW. Agent shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;

                  (v) CLOSING CERTIFICATE. Agent shall have received a closing certificate signed by the Chairman of the Board of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date in all material respects, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

                  (w) UNDRAWN AVAILABILITY. After giving effect to the initial Advances hereunder, Borrower shall have Undrawn Availability of at least $3,000,000, as evidenced by a Borrowing Base Certificate in substantially the form of EXHIBIT 8.1(W) hereof, prepared and delivered by Borrower to Agent on the Closing Date, which certificate shall be satisfactory to Agent in all respects;

                  (x) NO LABOR DISPUTE. Borrower shall not be involved in any material labor dispute as of the Closing Date. There shall not be any strike or walkout by any of the Borrower employees as of the Closing Date;

                  (y) COMPLIANCE WITH LAWS. Agent shall be reasonably satisfied that Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including, but not limited to those with respect to EPA, OSHA and ERISA;

                  (z) ACQUISITION AGREEMENT EXPENSES. Agent shall have received, in form and substance satisfactory to Agent, evidence that McGuggan, L.L.C. has expended at least $350,000 in expenses related to the Acquisition Agreement; and

                  (aa) OTHER. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.

         8.2. CONDITIONS TO EACH ADVANCE. The agreement of Lenders to make any Advance requested to be made on any date (including, without limitation, its initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any Other Document, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties which, by their nature, speak of a particular date which shall be true and correct in all material respects as of such date. All schedules to this Agreement and representations and warranties made by Borrower in or pursuant to this Agreement shall be deemed prospectively amended by all written disclosures received by Agent from Borrower with respect to such schedule or specific representation or warranty as of the date of such receipt by Agent provided the subject of such written disclosure does not constitute a breach of any provision of this Agreement;

                  (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; PROVIDED, HOWEVER that Required Lenders in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

                  (c) MAXIMUM ADVANCES. In the case of any Revolving Advances requested to be made, after giving effect thereto, the aggregate Revolving Advances shall not exceed the maximum amount of Revolving Advances permitted under Section 2.1 hereof.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.      INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1. DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor. Borrower will not, without Agent's consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any material additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of Borrower.

         9.2. SCHEDULES. Deliver to Agent (i) on each day, a detailed listing of all sales made by Borrower on the prior day and (ii) on or before the fifteenth
(15th) day of each month as and for the prior month (a) accounts receivable ageings, (b) accounts payable schedules and (c) Inventory reports. In addition, Borrower will deliver to Agent at such intervals as Agent may reasonably require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent in its reasonable discretion and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3. ENVIRONMENTAL REPORTS. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a certificate signed by the President and/or Chief Financial Officer of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent Borrower is not in compliance in any material respect with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance in all material respects.

         9.4. LITIGATION. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, which could reasonably be expected to have a Material Adverse Effect.

         9.5. MATERIAL OCCURRENCES. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by Borrower which might result in the acceleration of the maturity of any material Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower proposes to take with respect thereto.

         9.6. GOVERNMENT RECEIVABLES. Notify Agent immediately if any of its Receivables arise out of contracts between Borrower and the United States, any state, or any department, agency or instrumentality of any of them.

         9.7. ANNUAL FINANCIAL STATEMENTS. Furnish Agent within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower on a Consolidated Basis and on a consolidating basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). The audit report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth the Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.6 and 7.11. In addition, the reports shall be accompanied by a certificate of the President and/or Chief Financial Officer of Borrower which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.6 and 7.11 hereof.

         9.8.     MONTHLY FINANCIAL STATEMENTS. Furnish Agent within forty-five
(45) days after the end of each month, an unaudited balance sheet of Borrower on a Consolidated Basis and unaudited statements of income and stockholders' equity and cash flow of Borrower on a Consolidated Basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the President and/or Chief Financial Officer and/or Vice-President of Finance of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5, 7.6 and 7.11 hereof.

         9.9. OTHER REPORTS. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) copies of such financial statements, reports and returns as Borrower shall send to its stockholders generally and (ii) copies of all notices sent pursuant to the Acquisition Agreement.

         9.10. ADDITIONAL INFORMATION. Furnish Agent with additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Borrower including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

         9.11.    PROJECTED OPERATING BUDGET. Furnish Agent, no less than thirty
(30) days prior to the beginning of Borrower's fiscal years commencing with fiscal year 1999, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter) (the "Operating Budget"), such projections to be accompanied by a certificate signed by the Chairman of the Board or President of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets (to the extent applicable) and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.12. VARIANCES FROM OPERATING BUDGET. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.11 and a discussion and analysis by management with respect to such variances.

         9.13. NOTICE OF SUITS, ADVERSE EVENTS. Furnish Agent with prompt notice or copies of any of the following which relate to or indicate the possibility of the occurrence of a Material Adverse Effect or those which are requested by Agent (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate Borrower, and (iv) any notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

         9.14. ERISA NOTICES AND REQUESTS. Furnish Lender with prompt written notice in the event that (i) Borrower or any member of the Controlled Group knows that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could reasonably be expected to have a Material Adverse Effect together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Single Employer Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Single Employer Plan or Multiemployer Plan or the establishment of any new Single Employer Plan or Multiemployer Plan or the commencement of contributions to any Single Employer Plan or Multiemployer Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, which could reasonably be expected to have a Material Adverse Effect, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Single Employer Plan or Multiemployer Plan or to have a trustee appointed to administer a Single Employer or Multiemployer Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter which determination could reasonably be expected to have a Material Adverse Effect; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment where such failure could reasonably be expected to have a Material Adverse Effect; (ix) Borrower or any member of the Controlled Group has received notice that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.15. ADDITIONAL DOCUMENTS. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.


X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

         10.2. any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by Borrower to (i) furnish financial information (x) when due or (y) when requested which is unremedied for a period of twenty (20) days, or (ii) permit the inspection of its books or records;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within thirty (30) days;

         10.5. except as otherwise provided for in Section 10.1 and 10.3, failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Documents, other than (a) a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.1, 6.3, 6.4, 9.4 or 9.6 hereof which is cured within twenty (20) days from the occurrence of such failure or neglect or (b) a breach of Section 6.5 which is cured within 5 Business Days from the occurrence of such failure or neglect;

         10.6. any judgment is rendered or judgment liens filed against Borrower in an amount in excess of $250,000 which is not (a) covered by insurance, (b) satisfied, stayed or discharged of record within forty (40) days of such rendering or filing or (c) being contested in good faith with appropriate reserves established on the books of Borrower, to the satisfaction of Agent.

         10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any corporate action for the purpose of effecting any of the foregoing;

         10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

         10.9. any occurrence which would reasonably be expected to have a Material Adverse Effect on Borrower.

         10.10. any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except for Liens permitted pursuant to clause (g) of the definition of Permitted Encumbrances);

         10.11. a default of the obligations of Borrower under any other agreement to which it is a party shall occur which default is not cured within any applicable grace period and which default could reasonably be expected to have a Material Adverse Effect;

         10.12. an event of default has occurred and been declared under the Subordinated Note which default shall not have been cured or waived within any applicable grace period and for which Avon is permitted to take action pursuant to the terms of the Subordinated Note as in effect on the Closing Date.

         10.13.   any Change of Ownership shall occur; or

         10.14. any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

         10.15. except as could not be reasonably expected to have a Material Adverse Effect, if (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, the continuation of which is material to the continuation of Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days; (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty
(30) days after the date of such revocation or termination;

         10.16. any portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower or any Original Owner which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.17. an event or condition specified in Section 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, either Borrower or any member of the Controlled Group shall incur, or in the opinion of Lenders be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lenders could reasonably be expected to have a Material Adverse Effect.

XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1. RIGHTS AND REMEDIES. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7, all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon the occurrence and continuance of any Event of Default and upon acceleration of the Obligations, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor except for Agent's willful misconduct or gross (not mere) negligence, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission, without charge, to use all of Borrower's trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and reasonable expenses incurred by Agent and Lenders for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

         11.2. AGENT'S DISCRETION. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3. SETOFF. In addition to any other rights which Agent or any Lender may have under applicable law, upon the occurrence and continuance of an Event of Default hereunder and acceleration of the Obligations, Agent and such Lender shall have a right to apply any of Borrower's property held by Agent or any Lender to reduce the Obligations.

         11.4. RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1. WAIVER OF NOTICE. Borrower hereby waives, to the extent permitted by law, notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2. DELAY. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. JURY WAIVER. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1. TERM. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the last day of the Term unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon thirty (30), days prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date", Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to (x) $100,000 if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the second anniversary of the Closing Date and (y) $50,000 if the Early Termination Date occurs on or after the second anniversary of the Closing Date to and including the date immediately preceding the third anniversary of the Closing Date.

         13.2. TERMINATION. The termination of the Agreement shall not affect Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under Section 9-404(1) of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid and performed in full.

XIV.     REGARDING AGENT.

         14.1. APPOINTMENT. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 3.3(a), 3.3(b), 3.4(a) and 3.4(b)), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2. NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their willful misconduct or gross (not mere) negligence, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability, due execution or sufficiency of this Agreement, or any of the Other Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this

Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3. LACK OF RELIANCE ON AGENT AND RESIGNATION. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

         Agent may resign on sixty (60) days' written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower.

         Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this
Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4. CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5. RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-


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fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6. NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, THAT, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7. INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; PROVIDED THAT, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's willful misconduct or gross (not mere) negligence.

         14.8. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

         14.9. DELIVERY OF DOCUMENTS. To the extent Agent receives financial statements required under Sections 9.7 and 9.8 from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10. BORROWER'S UNDERTAKING TO AGENT. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall PRO TANTO satisfy Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.



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

XV.      MISCELLANEOUS.

         15.1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final, non-appealable judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in
Section 15.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon FORUM NON CONVENIENS. Any judicial proceeding (other than in connection with a bankruptcy or insolvency or related proceeding or any counterclaim on any action commenced by Agent or any Lender) by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

         15.2. ENTIRE UNDERSTANDING. (a) This Agreement and the Other Documents contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this
Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:



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                           (i)      increase the Commitment Percentage of any
Lender;

                           (ii)     extend the maturity of any Note or the
scheduled due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement;

                           (iii)    alter the definition of the term Required
Lenders or alter, amend or modify this Section 15.2(b);

                           (iv)     release any Collateral during any calendar
year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $100,000;

                           (v)      change the rights and duties of Agent;

                           (vi)     permit any Revolving Advance to be made if
after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount;

                           (vii)    increase the Advance Rates above the Advance
Rates in effect on the Closing Date;

                           Any such supplemental agreement shall apply equally
to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within five (5) days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC, Agent or the Designated Lender, as appropriate.



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

Notwithstanding the foregoing, Agent may at its discretion and without the consent of the Required Lenders, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to one hundred and ten percent (110%) of the Formula Amount for up to thirty (30) consecutive Business Days. For purposes of the preceding sentence, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.

         15.3.    SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances. Each Lender who sells a participating interest to a Transferee shall notify Borrower after such sale occurs. In no event shall Borrower be required to pay additional amounts under this Agreement incurred by Agent or such Lender as a result of such sale.

                  (c) Any Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial


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

institutions with, if no Event of Default has occurred and is continuing, the consent of Borrower (which consent shall not be unreasonably withheld or delayed) and one or more additional banks or financial institutions may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $2,000,000 and integral multiples of $250,000 thereafter, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. In no event shall Borrower be required to pay additional amounts under this Agreement incurred by Agent or any Lender as a result of such sale, assignment or transfer.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Subject to paragraph (f) below, Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

                  (f) Each Lender and each Transferee agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; PROVIDED that nothing herein shall prevent any Lender from disclosing any such information (i) to Agent or any other Lender or their Affiliates or Subsidiaries as contemplated in subsection (b) of Section 15.15 below, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii)


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to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Body having jurisdiction over such Lender, (v) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any requirement of law, (vi) in connection with the exercise of any remedy hereunder, or (vii) which after disclosure becomes part of the public domain by publication or otherwise.

                  (g) PNC shall at all times maintain a Commitment Percentage of fifty-one percent (51%) of the Maximum Loan Amount as in effect on the Closing Date.

         15.4. APPLICATION OF PAYMENTS. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         15.5. INDEMNITY. Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against such Person in any litigation, proceeding or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

         15.6. NOTICE. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:



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         (A)      If to Agent at:    PNC Bank, National Association
                                     2 PNC Plaza
                                     620 Liberty Avenue
                                     Pittsburgh, Pennsylvania 15265
                                     Attention:  Doreen Casey
                                     Telephone:  (412) 762-2881
                                     Telecopier: (412) 768-4369

                  with a copy to:    Hahn & Hessen LLP
                                     350 Fifth Avenue
                                     New York, New York 10118
                                     Attention:  Steven J. Seif, Esq.
                                     Telephone:  (212) 736-1000
                                     Telecopier: (212) 594-7167

         (B)      If to Borrower at: Discovery Toys, Inc.
                                     6400 Brisa Street
                                     Livermore, California  94550
                                     Attention:
                                     Telephone:
                                     Telecopier:

                  with a copy to:    Gibbons, Del Deo, Dolan, Griffinger &
                                     Vecchione
                                     One Riverfront Plaza
                                     Newark, New Jersey 07102
                                     Attention:  Larry Goldman, Esq.
                                     Telephone:  (973) 596-4500
                                     Telecopier: (973) 596-0545

         15.7. SURVIVAL. The obligations of Borrower under Sections 3.7, 3.8, 4.19(h), 14.7 and 15.5 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations; PROVIDED, HOWEVER, Borrower's obligations under Sections 3.7 and 3.8 shall only survive for a period of ninety
(90) days from termination of this Agreement and the Other Documents and payment in full of the Obligations.

         15.8. SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.9. EXPENSES. All reasonable costs and expenses including, without limitation, reasonable attorneys' fees and disbursements incurred by Agent (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in


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defending or prosecuting any actions or proceedings arising out of or relating to Agent's transactions with Borrower, or (e) in connection with any advice given to Agent with respect to its rights and obligations under this Agreement and Other Documents, may be charged to Borrower's Account and shall be part of the Obligations.

         15.10. INJUNCTIVE RELIEF. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         15.11. CONSEQUENTIAL DAMAGES. Neither Agent, any Lender nor any agent or attorney for any of them shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.12. CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same agreement. Any signature delivered hereto by facsimile shall be deemed on original signature hereto.

         15.14. CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.15.   CONFIDENTIALITY; SHARING INFORMATION.

                  (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling non-public information of this nature; PROVIDED, HOWEVER, Agent, each Lender and each Transferee may disclose such confidential information in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature, (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders and (iii) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; PROVIDED, FURTHER that (x) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information
(A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and
(ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by Borrower other than


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those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                  (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of this Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

         15.16. PUBLICITY. Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

         Each of the parties has signed this Agreement as of the day and year first above written.

                                       DISCOVERY TOYS, INC.


                                       By:
                                          --------------------------------------
                                            Name:
                                            Its:


                                       PNC BANK, NATIONAL ASSOCIATION
                                       as a Lender and as Agent


                                       By:
                                          --------------------------------------
                                            Craig Stillwagon, Vice President

                                       2 PNC Plaza
                                       620 Liberty Avenue
                                       Pittsburgh, Pennsylvania  15265

                                       Commitment Percentage:  100%


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


STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF ________         )

         On this ____ day of May, 1999, before me personally came _______, to me known who, being by me duly sworn, did depose and say that he is the Discovery Toys, Inc., the corporation described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said corporation.

                                                     ---------------------------
                                                     NOTARY PUBLIC

STATE OF CALIFORNIA        )
                           ) ss.
COUNTY OF _________        )

         On this ____ day of May, 1999, before me personally came Craig Stillwagon, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of PNC Bank, National Association, the bank described in and which executed the foregoing instrument and that he is authorized to execute said instrument on behalf of said bank.

                                                     ---------------------------
                                                     NOTARY PUBLIC


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



                             EXHIBITS AND SCHEDULES
                             ----------------------

Exhibit 2.1(a)             Revolving Credit Note

Exhibit 2.4                Term Note

Exhibit 8.1(i)             Financial Condition Certificate

Exhibit 8.1(y)             Borrowing Base Certificate

Exhibit 15.3               Commitment Transfer Supplement

Schedule 1.2               Permitted Liens

Schedule 4.5               Equipment and Inventory Locations

Schedule 4.15(c)           Locations of Borrower

Schedule 4.19              Real Property

Schedule 5.2               Incorporation, Qualification & Subsidiaries

Schedule 5.4               Tax Identification Number

Schedule 5.6               Corporate Name

Schedule 5.8(b)            Litigation

Schedule 5.8(d)            Plans

Schedule 5.9               Patents, Trademarks, Copyrights & Licenses

Schedule 5.10              Licenses & Permits

Schedule 5.14              Labor

Schedule 7.3               Guarantees


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